Investor Presentation Quarter ended June 30, 2026 EXHIBIT 99.3

FrontView REIT Overview Fungible boxes with frontage in major markets operating in vibrant strong retail corridors, with replaceable rents Embedded higher organic growth from contractual escalators and mark-to-market upside potential Highly diversified, with no tenant representing more than 2.6% of ABR and top 10 of only 20.2% Strong alignment through meaningful insider ownership, equity compensation, and strong corporate governance Competitive edge in fragmented market through granular sourcing and developer underwriting acumen Low levered balance sheet with equity raised to fund 2026 and 2027 investments and a low payout ratio Real Estate First. Diversification by Design. Company Highlights

Q2 2026: Highlights and Opportunity

Disciplined Execution

- **Optimized portfolio through capital recycling**, enhancing diversification, real estate quality, tenant credit and WALT
- **Raised 2026 AFFO per share guidance to 7% growth at midpoint**, with Adj. Net Debt / Annualized Adj. EBITDAre of **4.0x**, Net Debt / Annualized Adj. EBITDAre to **5.4x**, Fixed Charge Ratio of **3.6x**, of and LTV of **33.0%**
- **99.4% occupied** and renewed three properties to new tenants, with **23.4% increase in rents** and re-tenanted a vacant property to **Amazon adding over $260K in ABR**

Differentiated Portfolio

- **Diversified tenant base,** with the largest tenant at only **2.6% of ABR, top 10 at 20.2% and top 20 at 35.5%**
- **Granular frontage portfolio,** with median box size of **5,000 SQFT** and median rent per box of **$174,000**
- Highly desirable locations, with **over 27K average daily traffic, top 26.9 Placer.ai rankings** and **173K 5-mile population**
- **Portfolio improvement: increased top 100 MSAs** to 78.5% (+1.5% from Q1), **reduced Dollar Trees** (-1.4% from Q1)
- **Best-in-class disclosures: 100% of ABR** by concept and **100% of property addresses** (1)

Alignment, Growth, Portfolio Improvement

- **Strong alignment with shareholders**, as management team and board collectively own approximately **10%** (2) of the outstanding shares and units
- **Fully funded for 2026 and 2027** investments with forward equity, undrawn preferred stock and revolver capacity; raised **$50.5 million** in common equity under the ATM program
- **Attractive PEG ratio** supported by **7% growth at mid-point of 2026 guidance**; raised 2026 net investment guidance to **$120 million**

(1) Please see https://frontviewreit.com/portfolio.
(2) As of 6/30/2026; Includes OP units and common shares. Assumes full impact of Series A convertible preferred stock is converted to common stock at $17.00 per share.

3

Q2 2026 Key Stats and Guidance 2026 Guidance Metric Prior Current Change Net Investment ~$110M ~$120M ~$10M AFFO per Share $1.29 - $1.33 $1.32 - $1.34 + $0.03 - $0.01 6.6% y-o-y growth (midpoint) 7.4% y-o-y growth (high end) As of June 30, 2026 Top Tenant ABR % 2.6% 5,000 Median Square Feet per Box $66.9M Annualized Base Rent (ABR) 99.4% Occupancy 316 Properties ~$174K Median Rent per Box 173K 5-Mile Average Population (1) Weighted Avg. Lease Term 7.1 years Available Liquidity $208M Dividend Payout Ratio (4) 64.7% Adj. Net Debt / Ann. Adjusted EBITDAre 4.0x Rentable Square Feet 2,890K Note: Data as of or for the quarter ended June 30, 2026. Based on ABR. Based on the number of properties within 0.5 miles of a shopping center. Placer.ai ranks locations from 1 to 100, with 1 being the best, based on retail subcategories determined by visitations. A score of 50 indicates an average location. Adjusted Funds from Operations (“AFFO”) payout ratio. Investment Grade (1) 33.6% Top 100 MSAs (1) 78.5% Median Placer.ai Score (3) 26.9 Proximity to Shopping Centers (2) 91.8% 4

Q2 2026 Portfolio Overview

Portfolio Stats

Properties	316
Annualized Base Rent ("ABR"):	$66.9M
Number of Leases:	336
Top 10:	20.2%
Concepts	165
Industries	16
Rentable Square Feet	2.9M
Average Rent Per Square Foot	$23.28
Occupancy	99.4%
WALT	7.1 years
Median Rent per Box	$174K
Median Square Feet per Box	5,000

Tenant and Lease Characteristics

Corporate or Large Franchisee (1)	96.1%
Investment Grade % (1, 2)	33.6%
Leases with Escalators	97.5%
Annual Escalators	1.7%
Ground Lease (3)	10.9%

Location and Performance

Top 100 MSA (3)	78.5%
Proximity to Shopping Centers (4)	91.8%
Median State Placer.ai Score (5)	26.9
Average Daily Traffic Count	26.7K
Average 5-Mile Population	172.9K

Top 25 Tenants



verizon 2.6%
Canes 2.2%
LA FITNESS 2.1%
DICK'S 2.1%
fastpace health 2.0%
Oak St. Health 2.0%
IHOP 1.8%
Mammoth Holdings 1.8%
BANK OF AMERICA 1.8%
RANGE USA 1.8%
DOLLAR TREE 1.7%
LaZboy 1.7%
1.6%
PNC BANK 1.6%
AT&T 1.6%
T Mobile 1.6%
1.5%
AspenDental 1.4%
WELLS FARGO 1.3%
giant eagle 1.3%
St Joseph's 1.3%
HEARTLAND 1.2%
Advance Auto Parts 1.2%
Wendy's 1.1%
LOWE'S 1.1%
Investment Grade Rated
Non-Investment Grade Rated

Geographically Diversified



ME
MA
RI
CT
NJ
MD
NY
PA
MN
WI
MI
ID
NV
UT
CO
IL
IN
OH
WV
VA
KY
KS
MO
NC
TN
OK
AR
SC
AZ
MS
AL
GA
TX
LA
FL
≥10% ABR
≥5% and <10% ABR
≥1% and <5% ABR
<1% ABR
0% ABR

Industry Defensive Mix



3.3%
Discount
44.0%
Necessity
52.7%
Service

See supplemental for detail

(1) A major franchisee has over 50 units. Investment grade represents tenant or guarantor rating weighted by ABR.
(2) Includes Giant Eagle, which entered into an agreement to be acquired by Kroger, an IG tenant.
(3) Based on ABR.
(4) Based on number of assets within a 0.5-mile radius of an anchor tenant within a shopping center.
(5) Placer.ai ranks locations from 1 to 100, with 1 being the best, based on retail subcategories determined by visitations. A score of 50 indicates an average location.

5

Highly Fungible Assets with Strong Visibility Our properties are strategically-located and frontage-based providing tenants with excellent visibility, customer convenience and brand-building opportunities Sample Brands Brand Building Through Real Estate Opportunity to build individual signage and prototypes to allow tenants to market, brand, and advertise themselves as they are located along highly trafficked roads Convenience and Access Attracts tenants in the essential and experiential retail segments that demand high-profile physical locations that facilitate frequent visitation from customers Frontage on highly-trafficked roads provides tenants with premium visibility and convenient access for customers Growing Demand Drivers New tenants entering the marketplace Existing tenants expanding/relocating Demographic changes, including growing population FrontView’s tenants are typically positioned within a retail center to attract the greatest road/foot traffic Many properties lack the access and visibility that are essential to FrontView’s strategy and as a result, they fall outside of our buy box

Strategically Located Properties

Properties Located Near Highly Trafficked Shopping Centers and Along Major Thoroughfares [1]


19%
81%
8%
92%
0.3 miles [2]
0.5 miles
In or near shopping center
Not in or near shopping center



Rise – Orem, UT
(Salt Lake MSA)


PNC

PNC Bank – Chicago, IL
(Chicago MSA)



WellNow – Amherst, NY
(Buffalo MSA)


Walmart

7 Brew – Jacksonville, FL
(Jacksonville MSA)



Chili's – Naperville, IL
(Chicago MSA)



Verizon – Snellville, GA
(Atlanta MSA)

Benefits of Locations In or Near Shopping Centers

- Increased foot traffic
- Seamless omnichannel experience for visitors
- Cross-selling and upselling opportunities
- Stronger brand loyalty and engagement
- Fungible real estate

(1) Based on the number of assets.
(2) According to Urban Land Institute, the average retail node is approximately 0.3 miles. These locations include high-traffic shopping centers and/or large standalone high-traffic retailers (e.g., Costco, Walmart, Target, Home Depot, Lowe's).

7

Differentiated Characteristics Versus Peers Note: Essential Properties, Four Corners, Agree Realty, NNN REIT, and NETSTREIT as of Q2 2026; Realty Income as of Q1 2026. Reflects the undepreciated book value of real estate divided by the number of properties. Average Box Size (000s Square Feet) Fungible Box Sizes That Many Tenants Can Utilize Peer average: 15K SQFT Low Rent and Basis Allowing for Positive Releasing Opportunities Annualized Base Rent Per Property ($000s) Peer average: $262 Excellent Tenant Diversification Top Tenant Concept as % of ABR Peer average: 10.7% Peer average (ex FCPT): 4.1% FrontView’s Portfolio is Predominately in Top MSAs $2.5 $2.6 $3.0 $4.1 $3.2 $3.1 $3.1 Average Investment Per Property ($M) (1) Top 10 Tenant Concepts as % of ABR Peer average: 33.3% Peer average (ex FCPT): 26.6% 66.6%

Top Industries and Concepts

High Quality Concepts Across Top Industries

Medical & Dental Providers

#	Concept	Credit	# of Leases	ABR %
1	Fast Pace Urgent Care	Corporate	7	2.0%
2	Oak Street Health	Corporate	6	2.0%
3	Aspen Dental	Corporate	7	1.4%
4	St. Joseph Hospice	Corporate	2	1.3%
5	Heartland Dental	Corporate	5	1.2%
	Others		26	7.9%
	Total		**53**	**15.8%**

Quick Service Restaurants

#	Concept	Credit	# of Leases	ABR %
1	Raising Canes	Corporate	6	2.2%
2	Wendy's	Franchisee	6	1.1%
3	Andy's Frozen Custard	Corporate	4	0.9%
4	Burger King	Corporate	4	0.9%
5	Chipotle	Corporate	5	0.9%
	Others		43	7.4%
	Total		**68**	**13.4%**

Other – Service

#	Concept	Credit	# of Leases	ABR %
1	Dick's	Corporate - IG	1	2.1%
2	Range USA	Corporate	3	1.8%
3	LA-Z-Boy	Corporate	3	1.7%
4	Academy Sports	Corporate	1	1.1%
5	WSS	Corporate - IG	2	1.0%
	Others		14	4.0%
	Total		**24**	**11.7%**

Casual Dining

#	Concept	Credit	# of Leases	ABR %
1	IHOP	Corporate	7	1.8%
2	Chili's	Corporate	3	1.5%
3	Applebee's	Franchisee	3	0.9%
4	Buffalo Wild Wings	Corporate	2	0.8%
5	Chuy's Mexican	Corporate - IG	2	0.7%
	Others		17	4.2%
	Total		**34**	**9.9%**

Financial Institutions

#	Concept	Credit	# of Leases	ABR %
1	Bank of America	Corporate - IG	5	1.8%
2	PNC Bank	Corporate - IG	6	1.6%
3	Wells Fargo	Corporate - IG	3	1.3%
4	Charles Schwab	Corporate - IG	1	1.1%
5	Chase Bank	Corporate - IG	3	0.9%
	Others		8	1.8%
	Total		**26**	**8.5%**

Automotive Stores

#	Concept	Credit	# of Leases	ABR %
1	Advance Auto Parts	Corporate	7	1.2%
2	Take 5 Oil Change	Franchisee	6	1.0%
3	Jiffy Lube	Franchisee	3	0.6%
4	O'Reily Auto Parts	Corporate – IG	4	0.6%
5	AutoZone	Corporate – IG	3	0.6%
	Other		11	2.2%
	Total		**34**	**6.2%**

The Top 6 Industries Represent Approximately 65.5% of ABR as of June 30, 2026

9

Strong Track Record on Renewals Includes tenant lease renewals, new tenant leases at expiration, and new tenant leases after expiration, excluding blend and extend. Successfully negotiated two new lease agreements out of an expiring Twin Peaks lease in Winston-Salem, NC. Includes five tenants whose leases originally expired in 2026 but exercised their option in 2025. Executed seven (2) new tenant leases at expiration, achieving 119.8% of prior tenants’ rent Renewed 46 leases at expiration, achieving 104.3% of expiring rent Contractual renewal rate typically ranges between 100.0% - 110.0% of prior rent Since 2016, Overall Recapture of 106.1% (1) 2025 (3) 106.8% 102.2% 105.5% 107.4% 102.7% Since inception in 2016, FrontView has had 52 lease renewals Recapture Breakdown Lease Renewals 104.3% New Tenant 119.8% Overall Recapture Rate 106.1% 118.6% (2)

Upcoming Lease Expirations Are Well-Positioned in Their Respective Markets for Rent Appreciation Based on 0.5-mile proximity to a shopping center by the number of properties. Traffic Counts are determined by CoStar. Placer.ai ranks locations from 1 to 100, with 1 being the best, based on retail subcategories determined by visitations. A score of 50 indicates an average location. Lease Maturity Summary Next 5-years Total Portfolio # of Leases 128 336 GLA 0.93M 2.89M % of Total GLA 32% 100% Median Box Size (SQFT) 4,410 5,000 Shopping Center Exposure (1) 94% 92% ABR Per SQFT $25.54 $23.28 % of Total ABR 35% 100% Median Rent per Box $156K $174K Average 5-Mile Population 179.2K 172.9K Average Traffic Counts 22,546 26,677 Upcoming 5-year Maturities Are Related to Real Estate Locations That Are Attractive For Their Respective Markets Lease Maturity (% of ABR) High Traffic Counts of Upcoming Expirations (2) 15,667 23,996 20,548 22,597 23,865 28,908 5-Mile Average Population 131.1K 186.1K 136.8K 187.9K 206.7K 169.4K Median Placer.ai Scores of Upcoming Expirations (3) Top-Quartile Top-Half Top-Half Number of Leases 8 29 30 29 32 208 Top-Third Top-Third Top-Third

Optimizing Portfolio Through Accretive Capital Recycling 6.50% or less Capitalization Rate Trailing Twelve Months Occupied Dispositions Trailing Twelve Months Acquisitions Over 6.50% to 7.00% Capitalization Rate Over 7.00% Capitalization Rate Top 100 MSA 79.7% Median Placer.ai Score 22.5 Rent per Square Foot $19.80 Avg. 5-mile Population 133.2K Median Box Size 5,925 IG (1) 34.7% Number of Properties 37 Investment $149M Cash Cap Rate 7.42% Economic Yield 7.63% Median Purchase Price $2.8M WALT (years) 9.7 Occupied Properties 31 Occupied Proceeds $74M Cash Cap Rate 6.89% WALT (years) 8.2 Median purchase price of $2.8M across 37 properties and 32 unique concepts Strategic sales including removing tertiary locations, increasing industry diversification, and shedding weaker / tired concepts Includes Giant Eagle, which entered into an agreement to be acquired by Kroger, an IG tenant.

Q2 2026 Capital Structure Overview

Sub-35% Leverage Ratio With Ample Liquidity

Capital Structure



Series A convertible preferred stock
2.7%
Revolving Credit Facility
13.8%
Term loan
21.3%
Total Capitalization
$939M
Common stock (1)
51.0%
OP Units (1)
11.2%

Net debt and adjusted net debt to annualized adjusted EBITDAre (000s)	Interest rate	Fixed rate SOFR swap	Max maturity		June 30, 2026
Term loan	4.81%	3.66%	10/3/2029 (3)	$	200,000
Revolving credit facility	SOFR + 1.15%	2.92% - 3.28% (2)	10/3/2029 (3)		130,000
Gross debt				$	**330,000**
Cash and cash equivalents					(6,001)
Net debt				$	**323,999**
Less: Net value of undrawn Series A convertible preferred stock					(50,000)
Less: Net value of unsettled forward equity					(32,237)
Adjusted net debt				$	**241,762**
Annualized adjusted EBITDAre				$	59,924
Net debt to annualized adjusted EBITDAre					**5.4x**
Adjusted net debt to annualized adjusted EBITDAre					**4.0x**

Fixed charge coverage ratio (000s)		
Interest expense	$	4,191
Non-cash interest		(400)
Preferred dividends		422
Fixed charges		4,213
Annualized Fixed Charges	$	16,852
Fixed Charge Coverage Ratio (4)		**3.6x**

Liquidity (000s)		
Cash and cash equivalents	$	6,001
Undrawn revolving credit facility capacity		120,000
Undrawn Series A convertible preferred stock		50,000
Unsettled forward equity		32,237
Total liquidity	$	**208,238**

Term Loan and Credit Facility Covenants		
Total leverage ratio	≤ 60%	33.0%
Adjusted EBITDA to fixed charges ratio	≥ 1.50 to 1.00	3.6x
Secured leverage ratio	≤ 40%	0.0%
Unencumbered NOI to unsecured interest expense ratio	≥ 1.75 to 1.00	4.4x
Unsecured leverage ratio	≤ 60%	33.4%
Tangible net worth	≥ $ 380,032	$666,786

Note: Metrics as of June 30, 2026.
(1) Equity value as of June 30, 2026, was $20.23.
(2) The revolving credit facility has four hedges for a notional amount of $100.0 million that expires on March 31, 2028.
(3) Maturity date assumes both 12-month extension options are exercised. Initial maturity is October 3, 2027.
(4) Fixed Charge Coverage Ratio represents Adjusted Annualized EBITDAre divided by Annualized Fixed Charges.

13

Case Studies

Hops n Drops Disposition: Harvesting Value from a Dark Asset

Property Characteristics

Address: 5820 Stetson Hills Blvd., Colorado Springs, CO 80922

5,077 SQFT	1.2 Acres	24,165	777K People
Building Size	Land Size	Average Daily Traffic	Within Colorado Springs MSA (Top 100 MSA)


KING Soopers
SUBWAY
T-Mobile
ups
Loaf 'N Jug
Carl's Jr.
HOPS n DROPS
24.2K VPD

Prior Tenant | HOPS n DROPS

- Acquired a Hops N Drops in 2019 with prime frontage and ~10 years of lease term remaining for a $2.5M Purchase Price
- The store initially performed well, generating over $2.2M in annual sales and mid-single digit rent-to-sales ratios
- Persistent inflationary pressure and rising operating costs pushed management to shut the store down

Disposition Details

- Given the property's prime location and real estate characteristics, FrontView quickly received several sub-lease proposals from experienced operators
- After evaluating multiple lease opportunities with new tenants, FrontView decided to sell the property to a qualified buyer who purchased the asset for a substantial premium
- **Recognized significant value creation** by selling the property for **$3.75M in July 2026**, representing a **50% gain** over the original purchase price and a **5.0% capitalization rate** on existing rent

Harvested value for shareholders by selling a dark asset generating an IRR of 12.1%

15

Amazon Re-Tenanting: Converting Walgreens Risk into AA Credit Value Creation

Property Characteristics

Address: 710 Fayetteville St, Durham, NC 27701

10,152 SQFT	1.2 Acres	22,966	625K People
Building Size	Land Size	Average Daily Traffic	Within Durham MSA (Top 100 MSA)


amazon
FOOD WORLD
FAMILY DOLLAR
SUBWAY eat fresh.
Durham
Leone International Foods
Tobacco land
cricket
Mc Bail Bonding
E Lakewood Ave
Durham Freeway
Pelican's
DaVita Medical Group
Fayetteville St
DURHAM COUNTY SHERIFF'S OFFICE
Old Fayetteville St

[1] Amazon lease remains subject to tenant's limited diligence / governmental approval contingency, including the ability to terminate the lease if required approvals for its intended fulfillment-related use are not obtained within the applicable contingency period. Value creation estimate assumes lease commencement and tenant occupancy following satisfaction or waiver of such contingency.
[2] Based on market cap rate, where comparable Amazon leases are trading in the marketplace.

Prior Tenant | Walgreens

- FrontView acquired the property in 2019 with excellent frontage and approximately six years of Walgreens lease term remaining
- The store initially performed well, generating approximately $7.2M in annual sales
- Following Walgreens' acquisition by Sycamore Partners, FrontView proactively evaluated alternative outcomes for the asset

New Tenant | amazon

- Marketed the property through our network and quickly generated multiple qualified lease and sale offers
- Signed a multi-year lease with Amazon [1] at approximately the same rent, with 2% annual escalators and no tenant improvement contribution; rent commenced mid-May 2026
- **Created significant value over our basis** [2] through targeted credit enhancement and real estate-first asset management

Signed a new lease with Amazon, an AA/A1 credit, validating the strength of the real estate and demonstrating FrontView's ability to convert tenant risk into value creation

16

Raising Cane's Redevelopment: Upgrading from Miller's Ale House

Property Characteristics

Address: 6401 95th Street, Chicago Ridge, IL 60415

3,065 SQFT	1.6 Acres	47,800	9.6M People
Building Size	Land Size	Average Daily Traffic	Within Chicago MSA



COMMONS OF CHICAGO RIDGE
CHICAGO RIDGE MALL
28.5K VPD
19.3K VPD
S. RIDGELAND AVE
95TH ST./U.S. HIGHWAY 12&20

Prior Tenant

MILLER'S ALE·HOUSE

- Acquired property in 2019 at a 7.0% cap rate, ~7 years of term remaining
- Strong initial performance, later pressured by COVID-19 headwinds
- Signalized hard corner with exceptional demographics, created clear re-tenanting upside

New Tenant

Raising Cane's Chicken Fingers

- Marketed the property for lease while partnering with Miller's on a long-term solution
- Signed 15-year Raising Cane's ground lease with zero landlord contributions; Miller's termination fee covered carrying costs
- **$1.7M gain on basis (42% increase)** (1) supported by hard-corner real estate, stronger credit, zero landlord contributions, and a 15-year ground lease

Proactively converted the asset into a 15-year Raising Cane's ground lease, with prior tenant termination fees fully offsetting carrying costs during the transition

(1) Based on 5.00% cap rate, where comparable long-term Raising Cane's leases are trading.

17

Panda & Jaggers Redevelopment: Former Twin Peaks

Property Characteristics

Address: 1915 Hampton Inn Ct, Winston-Salem, NC 27103

6,200 SQFT (1)	1.8 Acres	90,530	700K People
Building Size	Land Size	Average Daily Traffic	In Winston-Salem MSA



Retail Corridor
HOBBY LOBBY
KOHL'S
ULTA
Michaels
Sam's Club
PETSMART
BED BATH & BEYOND
Pier 1 imports
THE HOME DEPOT
SHOE CARNIVAL
five BEL°W
GANDER OUTDOORS
SALLY BEAUTY SUPPLY
DOLLAR TREE
LANE BRYANT
ZAXBY'S
MATTRESS FIRM
GameStop
Ashley HOMESTORE
verizon
Forsyth Medical Center
Forsyth Technical Community College West Campus
JOANN
TEXAS ROADHOUSE
golden corral
Chili's
Olive Garden
BOOT BARN
DICK'S SPORTING GOODS
Hampton Inn
BEST BUY
BARNES & NOBLE
Once upon a child
CHUCK E. CHEESE'S
PANDA EXPRESS
JAGGERS
Hanes Mall Blvd (31,381 VPD)
Hanes Mall
JCPenney
belk
H&M
Dillard's
Gap
fye
macy's
rue21
Bath & Body Works
HOT TOPIC
JOURNEYS
FOREVER 21
GameStop
FRIDAYS
OLD NAVY
CHAMPS SPORTS

Prior Tenant

- Acquired property in 2019 for $1.8M with 6.5 years of term remaining
- Oversized parcel, below-market rent, and strong store (5% rent-to-sales)
- FAT Brands' 2021 LBO saddled Twin Peaks with debt, prompting FrontView to proactively pursue alternatives

New Tenants

- FrontView subdivided the site into two ground leases
- Created two new leases with combined annual rent of $265K, with rents of $140K and $125K, a 92% increase over prior rent of $138K
- **$3.0M gain on basis (163% increase)** (2) driven by site subdivision, stronger-credit tenants, 92% higher rent, and new 15+ year ground leases

Leveraging FrontView's development expertise, FVR subdivided an underperforming property into two ground-leased parcels and executed new leases with stronger-credit tenants at materially higher rents

(1) Based on the combined proposed building sizes of both stores.
(2) Based on 5.50% cap rate, where comparable long-term Panda Express and Jaggers leases are trading.

18

Avis Re-Tenanting: Former Tricolor

Property Characteristics

Address: 1431 Cobb Pkwy SE, Marietta, GA 30067

20,246 SQFT	2.12 Acres	39,895	6.4M People
Building Size	Land Size	Average Daily Traffic	Within Atlanta MSA


Walmart
VOYLES
NISSAN
KENNESAW STATE UNIVERSITY
±47,000 STUDENTS
Audi
NALLEY
ACURA
AVIS
DOBBINS AIR RESERVE BASE
Walmart
dd's DISCOUNTS
Burlington
OLLIE'S
Georgia Tech Research Institute
SPROUTS
DOLLAR TREE
ROSS
Michaels
HomeGoods
Marshalls
PETSMART
Kirklands Home
American Signature Furniture
BEST BUY
target
Pat Mell Rd SE
Windy Hill Rd
Windy Hill Rd SE
Atlanta Rd SE
Powers Ferry Rd
Franklin Gateway SE
Lower Roswell Rd

Prior Tenant tricolor auto

- Post alleged fraud, Tricolor's senior A-rated secured ABS traded below 80 (20%+ implied losses)
- Given its strong location, FrontView received multiple offers to purchase and lease the property during bankruptcy

New Tenant AVIS

- With several potential options for the property, FrontView chose to pursue a lease with Avis (market cap of ~$5.6B(1) , credit rating of BB- from S&P)
- 10-year lease at a 6.8% initial cash cap rate with 2.1% annual escalators (7.4% economic cap), rent commenced two months after the bankruptcy
- **$1.7M gain on basis (24% increase)** (2) supported by superior credit, higher escalators and a new 10-year lease

Real estate-first underwriting converted tenant default into an improved economic outcome

(1) As of July 23rd, 2026.
(2) Based on a 5.45% cap rate, where comparable Avis long-term leases have traded.

19

Investment Opportunity

Significant AFFO Growth at a Material Valuation Discount to Peers Note: As of Q2 2026; Market data based on FactSet as of 8/4/2026. Calculated as Price / NTM AFFO based on FactSet consensus divided by the growth in 2025A – 2026E AFFO per share based on guidance or consensus. EPRT, NNN, ADC, and NTST based on midpoint of guidance as of Q2’2026, other peers based on FactSet consensus as of 8/4/2026. Based on midpoint of guidance AFFO per share growth of 7%. PEG Ratio (1) – Select Net Lease REIT Universe FVR Upside Potential P / NTM AFFO 14.0x 13.0x 13.3x 16.3x 14.7x 14.8x 14.5x 2026E AFFO growth(2) 3% 3% 4% 6% 5% 7% 7% Peer average: 3.1x 3.3% 4.2% 43.8% 5.8% 4.2% 2.6% 3.1% Top Tenant (% of ABR) (Peer Avg. PEG ratio of 3.1x at Midpoint of AFFO guidance)(3) (Current Share Price) +39% Upside Potential (At Midpoint of AFFO Guidance)(2)

Peer AFFO per share based on FactSet consensus; as of 8/4/2026. Proforma for 2026 TTM. Represents incremental AFFO per share growth assuming midpoint of 2026E guidance of $1.33 per share. AFFO yield is based on stock price of $20.24 as of August 4, 2026, and assumed medium debt cost of 5.0%. Excludes benefit from free cash flow. FrontView Smaller Size Structural Advantage FrontView is Uniquely Positioned to Deliver Industry-Leading Growth with Relatively Low Investment Activity Smaller Size is a Structural Advantage Net Lease Peers Capital Deployment and Growth Company 2026 Investment Guidance in Millions 2026E to 2028E AFFO Per Share CAGR (1) Realty Income $9,500 3.1% NNN $750 3.1% Agree Realty $1,700 4.4% Essential Properties $1,350 6.6% Netstreit $750 5.2% Four Corners (2) $528 3.4% Peer Average $2,430 4.3% Current Cost of Capital (4) AFFO Yield (65%) 6.6% Debt (35%) 5.0% WACC 6.0%

Net Asset Value and Implied Cap Rate

($M, except per share values)	June 30, 2026
Share Price as of Aug 4, 2026	$20.24
Shares outstanding, assuming full conversion of Series A Convertible Preferred Stock	30.3
Equity Market Cap	**$614.0**
Net Debt	324.0
Total Enterprise Value	938.0
Other Assets (1)	(21.5)
Other Liabilities (2)	28.6
Implied Operating Real Estate Value	**$945.1**
Annualized Adjusted Cash NOI (3)	67.6
Implied Cap Rate (LQA Annualized)	**7.15%**

Upside Potential to NAV based on Implied Capitalization Rate



Implied Cap Rate %
$20.24
$21.60
+7%
$23.09
+14%
$24.73
+22%
$26.52
+31%
$28.51
+41%
$30.73
+52%
7.15%
6.85%
6.55%
6.25%
5.95%
5.65%
5.35%

Valuation Discount Relative To Portfolio Quality and Peer Multiple

Peer Cap Rates (4)	
NNN	6.90%
FCPT	6.60%
NTST	6.38%
O	6.50%
EPRT	6.30%
ADC	5.80%
Peer Average	**6.41%**



Significant Upside Potential
+6%
+18%
+52%
$20.24
$21.42
$23.84
$30.73
Current Implied Cap Rate
Disposition Cash Cap Rate (6.89%)(5)
Peer Average Cap Rate (6.41%)
Lowest Disposition Cap Rate (5.35%)(6)

(1) Includes components of accounts receivable (net) and deferred rent receivables (net) that are realizable assets, and $7.1 million in net book value of vacant assets.
(2) Other Liabilities of $28.6 million includes accounts payable and accrued liabilities.
(3) Includes $0.8 million of annualized other operating income.
(4) Based on Company Filings, Green Street Advisors, Equity Research. Market Data as of August 4, 2026.
(5) See page 12 for assets sold over the trailing twelve months. Overall, the assets disposed of were generally of lower quality than those comprising the remaining portfolio.
(6) Lowest cap rate was a Friendly's in Commack, NY.

23

Additional Portfolio Stratifications Supplemental Information Available at investor.frontviewreit.com Quarterly Highlights Financial Statements Non-GAAP Reconciliations Net Asset Value Components TTM Investment and Disposition Activity Full Tenant List and ABR by Tenant Industry, Ground Lease, and Geography Stratifications Definitions The Supplemental is available on the company website

Non-GAAP Reconciliations

FFO and AFFO Reconciliations

(unaudited, in thousands except share and per share data)

	For the three months ended June 30,				For the six months ended June 30,			
	2026		2025		2026		2025	
Net income (loss)	$	**1,517**	$	**(4,530)**	$	**1,917**	$	**(5,867)**
Less: Series A Convertible Preferred Stock dividends		(422)		—		(661)		—
Net income (loss) attributable to OP common unitholders		**1,095**		**(4,530)**		**1,256**		**(5,867)**
Depreciation and amortization (1)		8,229		9,466		15,901		17,271
Gain on sale of real estate		(2,262)		(1,194)		(3,225)		(1,661)
Impairment loss		156		2,978		968		3,406
Funds from operations (FFO)	$	**7,218**	$	**6,720**	$	**14,900**	$	**13,149**
Straight-line rent adjustments		(22)		(286)		(456)		(408)
Amortization of financing transaction and discount costs		400		400		795		795
Amortization of above/below market lease intangibles (2)		457		941		1,078		1,652
Stock-based compensation		1,065		200		2,126		815
Adjustment for structuring and public company readiness costs		—		89		—		290
Other non-recurring expenses (3)		278		964		443		964
Adjusted funds from operations (AFFO)	$	**9,396**	$	**9,028**	$	**18,886**	$	**17,257**
Weighted average common shares outstanding, basic		22,831,250		19,136,225		22,556,120		18,229,095
Weighted average operating partnership units outstanding		5,273,171		8,690,812		5,435,376		9,595,836
Unvested restricted stock units and LTIP units (4)		167,620		—		198,863		—
Weighted average common shares outstanding, diluted (5)		**28,272,041**		**27,827,037**		**28,190,359**		**27,824,931**
Net earnings per diluted share	$	**0.03**	$	**(0.16)**	$	**0.03**	$	**(0.22)**
FFO per diluted share	$	**0.26**	$	**0.24**	$	**0.53**	$	**0.47**
AFFO per diluted share	$	**0.33**	$	**0.32**	$	**0.67**	$	**0.62**

(1) Includes write-offs of intangibles of $0.3 million and $1.6 million for the three months ended June 30, 2026 and 2025, respectively, and $0.6 million and $1.6 million for the six months ended June 30, 2026 and 2025, respectively.
(2) Includes write-offs of $(0.1) million for both the three and six months ended June 30, 2026 and $0.4 million for both the three and six months ended June 30, 2025.
(3) Other non-recurring expenses include one-time expenses, deal pursuit costs and other non-recurring items.
(4) Excludes unvested performance based LTIP awards that are contingently issuable.
(5) Represents weighted average common shares outstanding, diluted, excluding any shares issuable upon conversion of the Company's Series A Convertible Preferred Stock.

26

Adj. EBITDAre and Adj. Cash NOI Reconciliations (unaudited, in thousands) Includes amortization of above/below market lease intangibles of $0.5 million and excludes write-offs of intangibles of $0.3 million. Reflects an adjustment to give effect to all investments and dispositions during the quarter as if they had been acquired or disposed as of the beginning of the period. Other non-recurring expenses include one-time expenses, deal pursuit costs and other non-recurring items. For the three months ended June 30, 2026 Net income $ 1,517 Depreciation and amortization (1) 8,366 Interest expense 4,191 Income taxes 94 EBITDA $ 14,168 Gain on sale of real estate (2,262) Impairment loss 156 EBITDAre $ 12,062 Adjustments: Current period investment activity (2) 903 Current period disposition activity (2) (142) Non-cash compensation expense 1,065 Exclude non-recurring expenses (3) 278 Exclude write-offs of non-cash items 815 Adjusted EBITDAre $ 14,981 General and administrative, net of non-recurring 2,464 Adjusted NOI $ 17,445 Straight-line rental revenue, net (550) Adjusted Cash NOI $ 16,895 Annualized Adjusted EBITDAre $ 59,924 Annualized Adjusted NOI $ 69,780 Annualized Adjusted Cash NOI $ 67,580

Appendix Definitions and Forward-Looking Statements

Non-GAAP Definitions and Explanations EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that EBITDA provides investors and analysts with a measure of our performance that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. We compute Adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense. Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO): FFO and AFFO are non-GAAP measures. We compute FFO in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. Our leases typically include cash rents that increase through lease escalations over the term of the lease. Our leases do not typically include significant front-loading or back-loading of payments, or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including, as applicable, straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not indicative of operating performance and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. We believe the use of FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Adjusted NOI, Annualized Adjusted NOI, and Cash NOI: Adjusted NOI, Annualized Adjusted NOI, Cash NOI, and Adjusted Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute Adjusted NOI as Adjusted EBITDAre excluding general and administration expenses. We further adjust Adjusted NOI for non-cash revenue components of straight-line rent and other amortization expense to derive Adjusted Cash NOI. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level. Adjusted NOI and Adjusted Cash NOI are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider Adjusted NOI and Adjusted Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Annualized Adjusted NOI is calculated by multiplying Adjusted NOI for the applicable quarter by four and Annualized Adjusted Cash NOI is calculated by multiplying Adjusted Cash NOI for the applicable quarter by four. We believe these annualized figures provide a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. Our actual Adjusted NOI and Adjusted Cash NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Fixed Charge Coverage Ratio (FCCR): The fixed charge coverage ratio is the ratio of Annualized Adjusted EBITDAre to annualized fixed charges. Fixed charges are computed for the applicable quarter on a consolidated basis as interest expense (excluding amortization of fees paid in cash and discounts and premiums on debt), plus regularly scheduled principal repayments of debt (excluding any balloon or similar payments), plus any preferred dividends payable in cash. The annualized fixed charges is calculated by multiplying fixed charges for the applicable quarter by four. Our actual fixed charges for future periods may be significantly different from our annualized fixed charges. We believe this ratio is useful to investors and analysts as it is used to evaluate our liquidity and ability to obtain financing.

Other Definitions and Explanations Cash Capitalization Rate: Cash Capitalization Rate is calculated by measuring the annualized contractual cash rent at the time of closing, divided by the purchase price of the related property. Concept: Represents the brand or trade name the tenant operates. Disposition Capitalization Rate: Disposition Capitalization Rate is calculated by the ABR on the date of the related disposition divided by the gross sale price. Defensive Mix: Defensive Mix is a term used by us to categorize tenants determined by their area of focus: (1) Necessity, which represents tenants providing essential services or selling essential goods to consumers and includes Medical and Dental Providers, Financial Institutions, Automotive Stores, Convenience & Gas Stores, Pharmacies, and Home Improvement Stores, (2) Service, which represents tenants who provide specific services to consumers and includes Quick Service Restaurants, Casual Diners, Automotive Dealers, Fitness Operators, Car Washes, and Professional Service, and (3) Discount, which represents tenants that sell merchandise and goods a significant discount compared to traditional retailers. Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for properties acquired during the last month of the reporting period. Adjusted Net Debt: Adjusted Net Debt is a non-GAAP financial measure. We define Adjusted Net Debt as Net Debt less undrawn Series A convertible preferred stock and unsettled forward equity. Adjusted Cash Revenue: Adjusted Cash Revenue is a non-GAAP financial measure. We define Adjusted Cash Revenue as Total Revenues, less reimbursable income, adjustments to recognize contractual rental amounts on a straight-line basis, and above/below market lease amortization. We believe this ratio is useful to investors and analysts to understand the cash revenue, excluding reimbursement income. Adjusted Cash G&A: We define Adjusted Cash G&A as total G&A less non-cash compensation and non-recurring items. We believe this ratio is useful to understand the normalized cash G&A.

Other Definitions and Explanations (Continued) WALT: WALT represents the remaining average lease term of our leases, weighted by rent, and excluding lease renewal options and investments in mortgage loans. Purchase Price: Purchase Price is represented by the contractual acquisition price of the related property, excluding any transaction costs or other capital expenditures. Tenant: Tenant represents the legal entity responsible for fulfilling obligations under the lease agreement. Gross Debt: We define Gross Debt as total debt, net plus debt issuance costs and original issuance discount. Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Debt less cash and cash equivalents. Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date (i) the number of properties that are subject to a signed lease divided by (ii) the total number of properties in our portfolio. Secured Overnight Financing Rate (SOFR): We define SOFR as the current one-month term SOFR. GAAP: GAAP is the Generally Accepted Accounting Principles in the United States. Economic Yield: Economic Yield is defined as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms, divided by the purchase price.

Forward-Looking and Cautionary Statements IP Disclaimer This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. FrontView REIT, Inc. is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services. This presentation contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook, ” “believes, ” “expects, ” “potential, ” “continues, ” “may, ” “will, ” “should, ” “could, ” “would be, ” “seeks, ” “approximately, ” “projects, ” “predicts, ” “intends, ” “plans, ” “estimates, ” “anticipates, ” or the negative version of these words or other comparable words. All of the forward-looking statements herein, including 2026 updated guidance, are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. Forward Looking Statements This data and other information described herein are as of and for the three months ended June 30, 2026, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change, involving inherent risks and uncertainties. This information should be read in conjunction with FrontView’s Annual Report on Form 10-K as of and for the year ended December 31, 2025 and Form 10-Q for the period ended June 30, 2026, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections. About the Data